SECURITIES AND EXCHANGE COMMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 4, 2003


                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)


                         TENNESSEE 00 0-27694 62-1201561
           (State or other jurisdiction (Commission File (IRS Employer
                of incorporation)           Number)       Identification Number)


        3800 FOREST HILL-IRENE ROAD, SUITE 100, MEMPHIS, TENNESSEE 38125
               (Address of principal executive offices)          (Zip Code)


                                 (901) 754-6577
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                           On February 4, 2003, SCB Computer Technology, Inc.
                  (the "Company"), Remtech Services, Inc. ("Remtech"), and the shareholders of Remtech, Douglas J. Lising and Michael Lebofsky, (the "Shareholders"), entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company has agreed to purchase and the Shareholders have agreed to sell 100% of the outstanding common stock of Remtech. Pursuant to the Agreement, Remtech will deliver to the Company 852 shares of common stock, par value $25.00 per share, of Remtech (the "Shares") in exchange for cash in the amount of $10,737,500.00 and an unsecured, subordinated promissory note in the amount of $1,800,000.00 (the "Note"). The purchase price was determined by arms' length negotiation between the parties, taking into account the historical operating results and existing customer relationships of Remtech's business. The Company intends to obtain financing for part of the cash consideration to be paid pursuant to the Agreement by (a) a term loan of approximately $7,700,000.00 from Foothill Capital Corporation and (b) an increase of approximately $3,000,000 in the borrowing base of the Company's existing revolving loan with Foothill Capital Corporation. The Company intends to fund the balance of the cash consideration from working capital.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  a) Financial Statements.

                           As of the date of filing of this Current Report on
                  Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 4, 2003.

                  b)       Pro Forma Financial Information

                           As of the date of filing of this Current Report on
                  Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 4, 2003.




                  c) Exhibits.

                           The Exhibits to this Report are listed in the Exhibit
                  Index as set forth elsewhere herein.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 4, 2003

                         SCB COMPUTER TECHNOLOGY, INC.,

                                         By:      /s/ Michael J. Boling
                                                 ---------------------------
                                                  Michael J. Boling,
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                                   Description of Exhibit

    2 Stock Purchase Agreement dated as of February 4, 2003, by and among the Company, Remtech, and Douglas J. Lising and Michael Lebofsky, who are the shareholders of Remtech. Schedules and exhibits have been omitted from this filing. The Company will furnish, as supplementary information, a copy of the omitted material to the Securities and Exchange Commission upon request.

EXHIBIT 2

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                          SCB COMPUTER TECHNOLOGY, INC.
                                       AND
                             REMTECH SERVICES, INC.,
                     DOUGLAS J. LISING AND MICHAEL LEBOFSKY


                                February 4, 2003

                                TABLE OF CONTENTS




1.
DEFINITIONS....................................................................1

2. PURCHASE AND SALE OF THE
STOCK..........................................................................7

2.1      Sale of the Stock.....................................................7
2.2      Purchase Price........................................................7
2.3      Determination of the Adjustment Amount................................7
2.4      Closing...............................................................9
2.5      Execution and Delivery of Closing Documents...........................9
2.6      Closing Date Balance Sheet...........................................11


3. REPRESENTATIONS AND WARRANTIES OF THE
   SELLERS....................................................................13

3.1      Validity.............................................................13
3.2      Authorization of Agreement...........................................13
3.3      Organization and Standing of the Company.............................13
3.4      Capitalization.......................................................13
3.5      Subsidiaries.........................................................14
3.6      No Default...........................................................14
3.7      Ownership of Stock...................................................14
3.8      Intentionally Omitted................................................14
3.9      Broker's Fees........................................................14
3.10     Patents, Trademarks, Franchises, Permits, Etc........................14
3.11     Compliance with Other Instruments....................................15
3.12     Consents.............................................................15
3.13     Title to Property and Assets.........................................15
3.14     Real Property........................................................15
3.15     Federal Government Contracts.........................................17
3.16     Other Contractual Obligations........................................18
3.17     Financial Statements.................................................19
3.18     Events Subsequent to Most Recent Fiscal Year End.....................19
3.19     Legal Compliance.....................................................21
3.20     Employees............................................................21
3.21     Employee Benefits....................................................21
3.22     Environmental, Health and Safety Matters.............................23
3.23     Intentionally Omitted................................................25
3.24     No Conflict of Interest..............................................25
3.25     Notes and Accounts Receivable........................................25
3.26     Tax Matters..........................................................25
3.27     Compliance with Laws.................................................26
3.28     Powers of Attorney...................................................27
3.29     Undisclosed Liabilities..............................................27
3.30     Insurance............................................................27
3.31     Intellectual Property................................................28
3.32     Litigation...........................................................28
3.33     Guaranties...........................................................28
3.34     Inventory............................................................28
3.35     Product Warranty.....................................................28
3.36     Product Liability....................................................28
3.37     Business Continuity..................................................29
3.38     Certain Business Relationships with the Company......................29
3.39     Disclosure...........................................................29
3.40     Sellers' Representations and Warranties..............................29
4.    REPRESENTATIONS AND WARRANTIES OF BUYER.................................31
4.1      Organization of Buyer................................................31
4.2      Authorization........................................................31
4.3      Consents.............................................................31
4.4      SEC Reports..........................................................31
4.5      Material Adverse Effect..............................................32
4.6      Broker's Fees........................................................32
4.7      Investment...........................................................32
5. PRE-CLOSING
   COVENANTS..................................................................33
5.1      General..............................................................33
5.2      Notices and Consents.................................................33
5.3      Operation of Business................................................33
5.4      Preservation of Business.............................................33
5.5      Full Access..........................................................33
5.6      Notice of Developments...............................................34
5.7      Exclusivity..........................................................34
5.8      Maintenance of Real Property.........................................34
5.9      Leases...............................................................34
5.10     Tax Matters..........................................................34
6. Post-Closing
   Covenants..................................................................35
6.1      General..............................................................35
6.2      Litigation Support...................................................35
6.3      Transition...........................................................35
6.4      Confidentiality......................................................35
6.5      Intentionally Omitted................................................36
6.6      Buyer Notes..........................................................36
6.7      Code Section 338(h)(10) Election.....................................38
6.8      Stock Options........................................................38
6.9      Car Leases...........................................................39
6.10     Contract Expansions..................................................39
7. CONDITIONS TO CLOSING OF
   BUYER......................................................................39
7.1      Representations and Warranties Correct...............................39
7.2      Performance..........................................................39
7.3      Delivery of Projections..............................................39
7.4      Financing............................................................40
7.5      Proceedings and Documents............................................40
7.6      No Adverse Developments..............................................40
7.7      Regulatory Approvals.................................................40
7.8      Consents.............................................................40
7.9      Legal Proceedings....................................................40
7.10     Delivery of Exhibits.................................................40
7.11     Employment Agreements................................................40
7.12     Brokers' Fees........................................................41
7.13     Delivery of Other Documents..........................................41
7.14     Car Leases...........................................................41
7.15     Execution of Accredited Investor Agreements..........................41
7.16     Opinion of Counsel...................................................41
7.17     Good Standing Status.................................................41
8. CONDITIONS TO CLOSING OF
   SELLERS....................................................................41

8.1      Representations and Warranties Correct...............................41
8.2      Performance..........................................................42
8.3      Proceedings and Documents............................................42
8.4      Delivery of Cash, Notes and Stock Options............................42
8.5      No Adverse Developments..............................................42
8.6      Regulatory Approvals.................................................42
8.7      Consents.............................................................42
8.8      Legal Proceedings....................................................42
8.9      Employment Agreement.................................................42
8.10     Delivery of Other Documents..........................................42
8.11     Brokers' Fees........................................................43
8.12     Trustees; Guarantees.................................................43
8.13     Opinion of Counsel...................................................43
9.
INDEMNIFICATION...............................................................43

9.1      Survival of Representations and Warranties...........................43
9.2       Indemnification Provisions for Buyer's Benefit......................43
9.3      Indemnification Provisions for Sellers' Benefit......................43
9.4      Matters Involving Third Parties......................................43
9.5      Determination of Adverse Consequences................................43
9.6      Recoupment Under Buyer Notes.........................................43
9.7      Other Indemnification Provisions.....................................43
9.8      Limitations..........................................................43
9.9      Tax Matters..........................................................43
9.10     Indemnification Exclusions...........................................43
10.
TERMINATION...................................................................43
10.1     Termination Events...................................................43
10.2     Effect of Termination................................................43
11.
MISCELLANEOUS.................................................................43

11.1     Governing Law........................................................43
11.2     Assignment...........................................................43
11.3     Successors and Assigns...............................................43
11.4     Entire Agreement; Amendment..........................................43
11.5     Notices, etc.........................................................43
11.6     Intentionally Omitted................................................43
11.7     Expenses.............................................................43
11.8     Titles and Subtitles.................................................43
11.9     Counterparts.........................................................43
11.10    Timely Performance...................................................43
11.11    Waiver...............................................................43
11.12    Invalid Provisions to Affect No Others...............................43
11.13    Litigation Costs.....................................................43
11.14    Further Assurances...................................................43
11.15    Press Releases and Public Announcements..............................43

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 4th day of February, 2003, by and among SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation ("Buyer"), REMTECH SERVICES, INC., a Virginia corporation (the "Company"), and the individuals listed on Exhibit A attached hereto (such individuals are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller"). Buyer, the Company and Sellers are referred to individually herein as a "Party" and collectively herein as the "Parties."

                                    RECITALS

      WHEREAS, the Company primarily is engaged in the business of providing information technology and technical support services for the Department of Defense and other civilian agencies in the federal government;

      WHEREAS, the Sellers own all of the outstanding capital stock of the Company;

      WHEREAS, Buyer has offered to purchase and Sellers have agreed to sell all of the issued and outstanding stock of the Company, now owned by the Sellers as listed on Exhibit A attached hereto in the amounts set forth opposite their respective names, consisting in the aggregate of 852 shares of common stock, $25.00 par value (the "Stock"). This Agreement contemplates that Buyer will purchase all of the stock of the Company from Sellers for cash and the Buyer Notes (as defined below).

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adjustment Amount" has the meaning set forth in Section 2.3(d).

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Wells Fargo National Bank.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Notes" has the meaning set forth in Section 2.2 below.

         "Closing" has the meaning set forth in Section 2.4 below.

         "Closing Date" has the meaning set forth in Section 2.4 below.

         "Closing Purchase Price" has the meaning set forth in Section 2.2 below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of any similar state law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above.

         "Company Share" means any share of the common stock, par value $25.00 per share, of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code ss.1563.

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other material employee benefit plan, program or arrangement of any kind.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

          "Environmental, Health, and Safety Requirements" shall mean all federal, state, and local statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code ss.414.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

          "Financial Statements" has the meaning set forth in Section 3.17 below.

         "Fraud" means the false representation of a matter of fact by a Party, known by such Party to be false, which through words, conduct, false or misleading allegations, or concealment of that which should have been disclosed in order to make the facts or circumstances not misleading deceives and is intended by such Party to deceive another Party.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 9.4 below.

         "Indemnifying Party" has the meaning set forth in Section 9.4 below.

         "Intellectual Property" means all of the following in any jurisdiction in the United States: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means (i) as to an individual, actual knowledge, (ii) as to the Company, the actual knowledge of the Sellers and the officers of the Company, and (iii) as to the Buyer, the actual knowledge of any of its executive officers.

         "Lease Consents" has the meaning set forth in Section 5.2 below.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company.

         "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company thereunder.

         "Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than Permitted Liens.

         "Material Adverse Effect" or "Material Adverse Change" means, with respect to a Party, any effect or change that would be materially adverse to the business, the assets, the condition (financial or otherwise), any one of the federal government contracts listed on Schedule 3.15, the operating results, or the operations of such Party, taken as a whole, or on the ability of such Party to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the other Party has knowledge of such effect or change on the date hereof); provided that, "Material Adverse Effect" or "Material Adverse Change" shall be determined without regard to any adverse change, event, development, or effect arising from or relating to (u) general business or economic conditions, including such conditions related to the business of such Party, (v) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (w) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, or NASDAQ National Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof), and (x) changes in United States generally accepted accounting principles.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
3.17 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section
3.17 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.17 below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Owned Real Property" means all land owned by the Company, together with all buildings, structures, improvements, and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto.

         "Party" and "Parties" have the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.
          ----

         "Permitted Liens" means (a) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money Liens and Liens securing rental payments under capital lease arrangements, (c) mechanics, materialmen, warehouseman and other similar Liens incurred in the Ordinary Course of Business, (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, (e) zoning, building codes and other land use laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property and are not violated by the current use or occupancy of such Real Property or the operation of the Company's business as currently conducted thereon in any material respect; (f) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to Real Property which do not or would not materially impair the use or occupancy of such Real Property in the operation of the Company's business as currently conducted thereon, and (g) Liens filed or arising in favor of Foothill Capital Corporation or its affiliates, as Buyer's lender, in connection with financing arrangements between Buyer and such lender.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Purchase Price" has the meaning set forth in Section 2.2 below.

         "Real Property" means any land, buildings, structures, improvements, fixtures, or other interest in real property owned by the Company.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Schedule" has the meaning set forth in Sections 3 and 4 below.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Seller" has the meaning set forth in the preface above.

         "Stock" has the meaning set forth in the recitals above.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

         "Systems" has the meaning set forth in Section 3.37 below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 9.4 below.

2.       PURCHASE AND SALE OF THE STOCK.

         2.1 Sale of the Stock. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer agrees to purchase and accept from each Seller, and each Seller agrees to sell, convey and assign to Buyer, all right, title and interest of each Seller in and to the portion of the Stock owned by him.

         2.2 Purchase Price. The total purchase price (the "Purchase Price") payable by the Buyer to the Sellers for the Stock shall be an amount equal to Twelve Million Five Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($12,537,500.00) plus the reimbursement of expenses related to the
Section 338(h)(10) Election pursuant to Section 6.7 (the "Closing Purchase Price"), subject to being increased or reduced by the Adjustment Amount (as defined and described in Section 2.3 hereof), payable at Closing as set forth in this Section 2.2. The Closing Purchase Price shall consist of (i) Buyer's promissory notes (the "Buyer Notes") in the form of Exhibit B attached hereto, issuable to each Seller in the aggregate principal amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00), with such Buyer Notes allocated to each Seller in proportion to its respective holdings of the Stock as set forth on Exhibit A and (ii) an amount in cash equal to Ten Million Seven Hundred Thirty-Seven Thousand Five Hundred and No/100 ($10,737,500.00), plus the reimbursement of expenses related to the Section 338(h)(10) Election pursuant to
Section 6.7, payable by wire transfer of immediately available funds to an account or accounts designated by the Sellers. The Closing Purchase Price shall be allocated among Sellers in proportion to their respective holdings of the Stock as set forth on Exhibit A and shall be adjusted by the Adjustment Amount (if any).

         2.3      Determination of the Adjustment Amount.

                  (a) Within thirty (30) business days following the Closing, the Sellers shall deliver to the Buyer an unaudited balance sheet of the Company as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement), which shall be prepared by Goodman & Company LLP in accordance with GAAP and the provisions of Section 2.6 below (the "Draft Closing Date Balance Sheet") and which shall set forth the Company's Working Capital as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement).

                  (b) Unless Buyer gives Sellers written notice (the "Objection Notice") of their objection to the Draft Closing Date Balance Sheet (which notice shall describe in reasonable detail (i) the portion(s) of the Draft Closing Date Balance Sheet which the Buyer disputes and (ii) the grounds for such dispute) before the close of business on the ninetieth (90th) day after delivery of the Draft Closing Date Balance Sheet, the Draft Closing Date Balance Sheet shall be the "Final Balance Sheet" to which is hereinafter referred and shall be final, binding and conclusive on all Parties.

                  (c) If Buyer delivers an Objection Notice within the ninety
(90) day period described in Section 2.3(b) above, Buyer and Sellers shall attempt to resolve the dispute in good faith. If the Buyer and the Sellers are able to resolve all disputed items within thirty (30) days after Buyer gives such Objection Notice, then such resolution shall be set forth in a written agreement (the "Adjustment Agreement"), which shall attach the Closing Date Balance Sheet agreed to by the Parties (which Closing Date Balance Sheet shall be the "Final Balance Sheet"). If Buyer delivers an Objection Notice within the ninety (90) day period described in Section 2.3(b) above, and Buyer and Sellers are unable to reach agreement as to the disputed item(s) within thirty (30) days after Buyer gives such Objection Notice, then the matter(s) objected to shall be submitted to a nationally known independent accounting firm other than BDO Seidman LLP, Goodman & Company LLP or any other accounting firm which shall have previously performed or been engaged to perform accounting services for any of the Buyer, the Sellers or the Company (such independent accounting firm, the "Neutral CPAs"), who shall resolve the dispute and submit to the Buyer and the Sellers a written statement of such resolution within thirty (30) days of the submission of such dispute to the Neutral CPAs, which statement when delivered to the Buyer and Sellers shall become binding on Buyer and Sellers and (together with the undisputed portion of the Closing Date Balance Sheet) shall be the "Final Balance Sheet", and the date on which the Neutral CPAs submit such statement to Buyer and Sellers shall be the "Final Report Date." The fees and expenses of the Neutral CPAs will be borne (i) by the Buyer, if the statement delivered by the Neutral CPAs results in a reduction in the Adjustment Amount payable to the Buyer or an increase in the Adjustment Amount payable to the Sellers pursuant to Section 2.3(d), or (ii) by the Sellers, pro rata in proportion to the shares of Stock held by each Seller on the date hereof, if the statement delivered by the Neutral CPAs results in a reduction in the Adjustment Amount payable to the Sellers or an increase in the Adjustment Amount payable to the Buyer pursuant to Section 2.3(d); provided that, in the event the Adjustment Amount is a number which is less than or equal to $20,000, the fees and expenses of the Neutral CPAs shall be borne one-half by Buyer and one-half by the Sellers (pro rata among the Sellers in proportion to the shares of Stock held by each as set forth on Exhibit A hereto).

                  (d) If the amount shown as Working Capital on the Final Balance Sheet (the "Final Working Capital") exceeds Two Million Nine Hundred Twenty-Five Thousand Three Hundred Fifty-Two and 70/100s Dollars ($2,925,352.70) (the "Preliminary Working Capital"), then (i) the "Adjustment Amount" shall be an amount in cash equal to the amount by which the Final Working Capital exceeds the Preliminary Working Capital, and (ii) upon (x) the expiration of the ninety
(90) day period described in Section 2.3(b), if Buyer shall have failed to timely deliver an Objection Notice, (y) the execution and delivery by the Parties of the Adjustment Agreement, if the Parties have executed such Adjustment Agreement, or (z) the Final Report Date, if a dispute regarding the Draft Closing Date Balance Sheet shall have been submitted to the Neutral CPAs for resolution (each, a "Final Determination Date", as applicable), Buyer shall pay to the Sellers an aggregate amount in cash equal to such Adjustment Amount, to be allocated among the Sellers pro rata in proportion to the number of shares of Stock held by each immediately prior to the Closing. If the Final Working Capital is less than the Preliminary Working Capital, then (i) the "Adjustment Amount" shall be an amount equal to the amount by which the Preliminary Working Capital exceeds the Final Working Capital and (ii) upon the applicable Final Determination Date, the Sellers shall pay to the Buyer an aggregate amount in cash equal to such Adjustment Amount, to be allocated among the Sellers pro rata in proportion to the number of shares of Stock held by each immediately prior to the Closing. Any funds to be paid to the Sellers by the Buyer related to the expenses of the Section 338(h)(10) Election, as finally determined by Buyer, shall be added to the Adjustment Amount.

                  (e) The amounts required to be paid pursuant to the last two sentences of Section 2.3(c), as applicable, shall accrue interest from the Closing Date at a rate per annum equal to the prime rate published by The Wall Street Journal on the date immediately prior to the Closing Date until fully paid. Each Party agrees to pay, concurrently with the payments required to be made pursuant to Section 2.3(c), as applicable, all such accrued interest on such amounts.

         2.4 Closing. The closing of the purchase and sale of the Stock hereunder (the "Closing") shall be held at the offices of Burch, Porter & Johnson, PLLC, 130 North Court Avenue, Memphis, Tennessee 38103, on February 6, 2003; upon satisfaction (or waiver) of the conditions set forth in Articles 7 and 8 hereof; or such other manner, date, place and time as may be mutually agreed upon between Buyer and Sellers (the date of the Closing is hereinafter referred to as the "Closing Date"), and shall be effective for all purposes as of the close of business on the Closing Date.

         2.5      Execution and Delivery of Closing Documents.

                  (a) Deliveries at Closing by Sellers. At the Closing, Sellers will take such actions and will execute and deliver to Buyer, or cause to be executed and delivered to Buyer, such certificates, instruments and documents, as are required by this Agreement or are required to give full effect to the transactions provided for herein, and in such form acceptable to Buyer. Such actions and materials shall include, but not be limited to, the following:

                           (i) certificates representing the Stock, duly
                  endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                           (ii) unconditional, general releases in the form of
                  Exhibit C executed by Sellers (collectively, "Sellers' Releases");

                           (iii) Employment Agreements in the form of Exhibit D,
                  executed by Douglas J. Lising and Michael Lebofsky;

                           (iv) a certificate executed by Sellers representing
                  and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                           (v) a certificate executed by the Company
                  representing and warranting to Buyer that each of the Company's representations and warranties in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of the Closing Date (except for representations and warranties made on and as of a specific date, which shall be true and correct in all material respects on and as of such date);

                           (vi) all resolutions and other requisite approval
                  documents of the Sellers and the Company authorizing the approval of this transaction and the Agreement;

                           (vii) (A) certified copies of the Articles of
                  Incorporation and By-laws of the Company, (B) Certificates of Good Standing or equivalent from the respective government office of each state in which the Company is qualified to conduct business, (C) any consents required to be delivered in order to satisfy the condition set forth in Section 7.8 hereof, (D) the resignations of all officers and directors of the Company, (E) the books of account, minute books, stock record books and other records of the Company, and (F) certified copies of resolutions of the Board of Directors of the Company (and any other corporate approvals) made in connection with this Agreement and the transactions contemplated hereby;

                           (viii) Accredited Investor Agreements in a form
                  satisfactory to Buyer and Buyer's counsel, executed by each of the Sellers;

                           (ix) an opinion of counsel to Sellers, Shaw Pittman
                  LLP, addressed to Buyer, dated the Closing Date, and in a customary form reasonably satisfactory to Buyer, opining favorably with respect to the matters set forth on Exhibit E;

                           (x) a certificate executed by the Company and
                  attached to a list of the material contracts of the Company certifying to Buyer (A) that each such contract remains in full force and effect and (B) that the Company has not breached or defaulted in any of its obligations under such contracts; and

                           (xi) such other appropriate and customary documents
                  as any other parties or its counsel reasonably may request for the purpose of consummating the transactions contemplated by the Agreement, and to vest in Buyer good and valid title to the Stock, free and clear of all claims, liens, security interests, mortgages, deeds of trust, restrictions and/or other encumbrances (except for Liens which arise as a result of Liens to which Buyer or its assets or properties are subject (collectively, "Buyer Liens") or Liens arising in favor of the Buyer pursuant to this Agreement).

                  (b) At the Closing, Buyer will take such actions and execute and deliver, or cause to be executed and delivered, to Sellers, such certificates, instruments and documents as are required by this Agreement or as are required to give full effect to the transactions provided for herein. Such actions and deliveries shall include, but not be limited to, the following:

                           (i) payment of the cash portion of the Closing
                  Purchase Price by wire transfer of immediately available U.S. funds to the account or accounts specified by Douglas J. Lising and Michael Lebofsky, respectively, to be allocated among them in accordance with Section 2.2 hereof;
                           (ii) payment of the Buyer Note portion of the Closing
                  Purchase Price by issuance of Buyer Notes payable to Douglas
                  J. Lising and Michael Lebofsky in the respective principal amounts of $1,656,338 and $143,662;

                           (iii) a certificate executed by Buyer to the effect
                  that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                           (iv) Employment Agreements in the form of Exhibit D
                  executed by the Buyer; and

                           (v) an opinion of counsel to Buyer, Burch, Porter &
                  Johnson, PLLC, addressed to Sellers, dated the Closing Date, and in a customary form reasonably satisfactory to Seller, opining favorably with respect to the matters set forth on Exhibit F.

                  (c) After the Closing, the Parties to this Agreement shall execute and deliver such additional documents and take such additional actions as any party or its counsel may reasonably deem to be practicable and necessary or advisable in order to consummate the transactions contemplated by this Agreement.

         2.6      Closing Date Balance Sheet.

                  (a) The Closing Date Balance Sheet shall be an unaudited balance sheet of the Company as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement) and shall be prepared by Sellers' Certified Public Accountant in accordance with GAAP and pursuant to the provisions of Section 2.6(b).

                  (b) The Closing Date Balance Sheet shall be prepared in accordance with the Company's historic financial statements but, in all events, in accordance with GAAP, and the requirement that those certain leases on the BMW and Honda automobiles that are currently being leased for the benefit of Douglas J. Lising and his wife shall be excluded from the calculation of liabilities on the Closing Date Balance Sheet.

                  (c) For purposes of Section 2.3 and this Section 2.6, Working Capital shall mean the total amount of the Company's current assets on the Closing Date (as reflected on the Final Balance Sheet) minus the total amount of the Company's current liabilities on the Closing Date (as reflected on the Final Balance Sheet).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS.

The Company represents and warrants to Buyer that the statements contained in Sections 3.1 through 3.39 are correct and complete as of the date of this Agreement with respect to itself, except as set forth in the disclosure schedules attached hereto and delivered by the Company and the Sellers to Buyer on the date hereof and initialed by the Parties (the "Schedules"). Each Seller represents and warrants to Buyer that the statements contained in Section 3.40 are correct and complete as of the date of this Agreement with respect to himself, except as set forth in the Schedules. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedules identify the exception with reasonable particularity and describe the relevant facts in reasonable detail. The Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1 Validity. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable relief (collectively, "Bankruptcy Laws and Equitable Principles").

         3.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all requisite (including full corporate or other entity) action on the part of the Sellers and the Company.

         3.3 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Virginia. Except as set forth on Schedule 3.3, the Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Company. The Company has the full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The minute books of the Company are complete and correct and contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which the minutes have not been prepared and are not contained in such minute books. Schedule 3.3 lists the officers and directors of the Company as of the date hereof.

         3.4 Capitalization. The entire authorized capital stock of the Company consists solely of 1000 shares of Common Stock, $25.00 par value per share, of which 852 shares are issued and outstanding. There are no other securities presently authorized or issued by the Company. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Sellers in the quantities as set forth on Exhibit A attached hereto. There are no outstanding subscriptions, rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, sale to, or issuance by the Company of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock, other than rights created by this Agreement.

         3.5 Subsidiaries. The Company is not a party to any joint venture or partnership agreement, and does not own or control any equity or similar interest or investment, whether direct or indirect, in any corporation, partnership, association or other business entity.

         3.6 No Default. Except as set forth on Schedule 3.6, the execution, delivery and performance of and compliance with this Agreement by the Company and the sale and delivery of the Stock contemplated hereby do not and will not
(a) violate (i) any provision of law, (ii) any order of any court or other agency of government, (iii) the Articles of Incorporation or By-Laws of the Company, or (iv) any provision of any indenture, mortgage, agreement or other instrument to which the Company is a party or by which it or any of its properties or assets are bound or may be affected, or (b) conflict with, result in a breach of or constitute a default (nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party) under any such indenture, mortgage, agreement or other instrument, or (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; except, in the case of clause (a) (other than clause (iii) thereof), (b) and
(c), where such violation, conflict, breach, default, creation or imposition could not reasonably be expected to have a Material Adverse Effect on the Company. The Company's Articles of Incorporation, and all amendments filed subsequent to incorporation, and the Company's current By-laws attached to the certificate required to be delivered pursuant to Section 2.5(a)(v) will be true, complete and correct copies of the Company's Articles of Incorporation and By-laws, as currently in force.

         3.7 Ownership of Stock. The Sellers are the legal and beneficial owners of the Stock in quantities set forth opposite each Seller's name on Exhibit A attached hereto, free and clear of any liens, claims, pledges, encumbrances, charges, options and contractual restrictions of any kind or nature whatsoever (other than as arise pursuant to this Agreement). The Sellers have full, absolute and unrestricted right, and capacity to sell, transfer, assign and deliver the Stock to Buyer, and delivery of the Stock to Buyer will convey to Buyer good title to the Stock, free and clear of any liens, claims, pledges, encumbrances, charges, options or contractual restrictions of any kind or nature, except for Buyer Liens, and except as provided in this Agreement.

         3.8       [Intentionally Omitted]. .

         3.9      Broker's  Fees.  Except  those  amounts as set forth on
Schedule 3.9, the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.10 Patents, Trademarks, Franchises, Permits, Etc. The Company owns, or is licensed or otherwise has the valid right to use, all patents, patent applications, trademarks, service marks, trade names, inventions, franchises, licenses, permits, computer software and copyrights utilized in the conduct of its business. All patents and all registered trademarks, service marks, service names, copyrights and trade names (or applications therefor) owned by the Company are described in Schedule 3.10 attached.

         3.11 Compliance with Other Instruments. The Company is not in violation of or breach of (a) any term of its Articles of Incorporation or By-laws, or (b) any term of any mortgage, indenture, contract, commitment, obligation, agreement or instrument to which the Company is a party or by which it or its property is bound, or (c) any judgment, decree or order binding upon the Company or its property, or (d) any statute, rule or regulation applicable to the Company or its property; except, in the case of (b) and (d), where such violation or breach could not reasonably be expected to have a Material Adverse Effect on the Company. No event has occurred which either entitles or would on notice or lapse of time or both, entitle the holder of any material indebtedness of the Company to accelerate or which does accelerate the maturity of any material indebtedness of the Company.

         3.12 Consents. Except as set forth on Schedule 3.12 attached, no consent, approval or authorization of, or registration, qualification or filing with, any person, court, administrative agency or other governmental authority is required in connection with the valid execution and delivery by Sellers of this Agreement, the sale or delivery of the Stock, or the consummation of the transactions contemplated hereby, other than consents, approvals and authorizations which the failure to obtain could not reasonably be expected to result in a Material Adverse Effect on the Company.

         3.13 Title to Property and Assets. The Company owns or leases or has the valid right to use all material machinery, equipment and other assets necessary for the conduct of its business as presently conducted. Schedule 3.13(a) lists all the material personal property assets owned by the Company and
Schedule 3.13(b) lists all of the material personal property assets leased by the Company (prior to the satisfaction of the condition set forth in Section
7.14 hereof). Except as disclosed on Schedule 3.13(c), the Company has good and valid title to all of the properties and assets, personal, tangible and intangible it owns; and the Company holds the assets it owns free and clear of any imperfection of title, mortgage, pledge, security interest, lien, encumbrance, charge, equity, claim or restriction of any kind other than Permitted Liens. Except as set forth on Schedule 3.13(c), no financing statement or similar instrument under the Uniform Commercial Code which names the Company as debtor is currently in effect in any state or other jurisdiction and the Company has not signed any such financing statement or similar instrument or any security agreement which is currently in effect. The Company is not currently in default under any material lease agreement for its leased personal property. All tangible properties and assets owned or leased by the Company are in good operating condition except for normal wear and tear.

         3.14     Real Property.

                  (a) The Company does not own any Real Property.

                  (b) Schedule 3.14(b) sets forth the address of each parcel of Leased Real Property, and contains a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered or made available to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease.

                  (c) Except as set forth in Schedule 3.14(c), with respect to each of the Leases:

                           (i) such Lease is legal, valid, binding, enforceable
                  and in full force and effect, subject to Bankruptcy Laws and Equitable Principles;

                           (ii) the transaction contemplated by this Agreement
                  does not require the consent of any other party to such Lease (except for those Leases for which Lease Consents (as hereinafter defined) are obtained), will not result in a material breach of or material default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

                           (iii) to the Company's Knowledge, the Company's
                  possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no pending disputes with respect to such Lease;

                           (iv) the Company is not, nor to the Company's
                  Knowledge is any other party to the Lease, in breach or default under such Lease, and to the Company's Knowledge no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, material modification or acceleration of the due date of rent payable under such Lease;

                           (v) to the Company's Knowledge, no security deposit
                  or portion thereof deposited by the Company with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                           (vi) the Company does not owe any brokerage
                  commissions or finder's fees with respect to such Lease;

                           (vii) the other party to such Lease is not an
                  Affiliate of, and otherwise does not have any equity interest in the Company;

                           (viii) the Company has not subleased, licensed or
                  otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof (other than rights to use such Leased Real Property informally granted to employees, consultants, independent contractors, and visitors in the Ordinary Course of Business);

                           (ix) the Company has not collaterally assigned or
                  granted any other Lien in such Lease or any interest therein, except for Permitted Liens; and

                           (x) there are no Liens on the estate or interest
                  created by such Lease, except for Permitted Liens.

         3.15     Federal Government Contracts.

                  (a) The Company has, prior to the date of this Agreement, furnished or made available to Buyer true, correct and complete copies of all contracts, agreements and other instruments between the Company and the units of the federal government, including without limitation the United States Department of Defense and/or other civilian federal government agencies as listed on Schedule 3.15(a) attached, which constitute all contracts, licenses, agreements and other instruments (including without limitation contracts relating to employment) to which the Company is a party or by which it is bound pursuant to which the Company, directly or indirectly, provides services to the federal government. The Company has not breached any representation, warranty or covenant contained in any such contract, agreement or instrument and the Company is not in default with respect thereto. To the Company's Knowledge, no other party to any such contract, agreement or instrument is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default. Except as described in Schedule 3.15(a) attached, each such contract, agreement or instrument is in full force and effect and is valid and binding upon the Company and upon the other party thereto, in accordance with its terms, subject to the application of Bankruptcy Laws and Equitable Principles. To the Company's Knowledge, no other party to any such contract, agreement or instrument intends to cancel, terminate or not exercise an option to renew any such contract, agreement or instrument and neither the Company nor any of the Sellers have received notice of any such cancellation, termination or nonexercise of renewal option. Schedule 3.15(a) also lists any federal contracts currently in negotiation or proposed by the Company.

                  (b) Except as described in Schedule 3.15(b) attached, transfer of the Stock to Buyer will not cause any breach or default on the part of the Company with respect to any such contract, agreement or instrument, including but not limited to Company's maintaining a valid FSS Group 70, SIN 132-51, IT Schedule Contract with GSA, without any right of cancellation arising and without diminution in the rights or benefits of the Company thereunder, in each case as a result of transfer of the Stock to the Buyer.

                  (c) The Sellers have delivered or made available to Buyer a correct and complete copy of each written agreement (as amended to date) listed on Schedule 3.15(a) and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 3.15(a). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, subject to Bankruptcy Laws and Equitable Principles; (B) except as set forth on Schedule 3.15(c), to the Company's Knowledge, the agreements will continue to be legal, valid, binding, enforceable, and in full force and effect (subject to such agreements' terms (including, without limitation, the right of government entity party to such agreement to terminate such agreement for convenience) and to Bankruptcy Laws and Equitable Principles) following consummation of the transactions contemplated hereby; (C) to the Company's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Company's Knowledge no party has repudiated any provision of the agreement.

                  (d) Except as listed on Schedule 3.15(d), Sellers represent that (i) the Company and its employees are in full compliance in all material respects with all of the performance obligations under the various federal government contracts and related workplans and other specification documents;
(ii) the payments the Company has applied for under the federal government contracts have been fully earned by the Company in accordance with the terms of the contract; and (iii) all requisite documentation of the payments, reimbursements of fees and expenses or requests for payments and reimbursements are true, correct and appropriate under the provisions of the respective federal government contract.

         3.16     Other Contractual Obligations.

                  (a) The Company has, prior to the date of this Agreement, furnished or made available to Buyer true, correct and complete copies of all material contracts, agreements and other instruments (other than the federal government contracts defined in Section 3.15) described in Schedule 3.16(a) attached, which constitute all material contracts, licenses, agreements and other instruments (including without limitation contracts relating to employment, but excluding the federal government contracts set forth on Schedule 3.15(a)) to which the Company is a party or by which it is bound. The Company has not breached any representation, warranty or covenant contained in any such contract, agreement or instrument in any material respect and the Company is not in material default with respect thereto. To the Company's Knowledge, no other party to any such contract, agreement or instrument is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default. Except as described in Schedule 3.16(a) attached, each such contract, agreement or instrument is in full force and effect and is valid and binding upon the Company and upon the other party thereto, in accordance with its terms, subject to Bankruptcy Laws and Equitable Principles. Neither the Company nor any of the Sellers have received written notice of any cancellation or termination of any such contract, agreement or instrument from the other party thereto.

                  (b) Except as set forth on Schedule 3.16(b), the transfer of the Stock to Buyer will not cause any breach or default on the part of the Company with respect to any contract, agreement or instrument referenced in
Section 3.16(a), without any right of cancellation arising and without diminution in the rights or benefits of the Company thereunder, in each case as a result of transfer of the Stock to the Company.

                  (c) The Sellers have delivered or made available to Buyer a correct and complete copy of each written agreement (as amended to date) listed on Schedule 3.16(a) and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 3.16(a). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, subject to Bankruptcy Laws and Equitable Principles; (B) to the Company's Knowledge no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) to the Company's Knowledge no party has repudiated any provision of the agreement.

         3.17 Financial Statements. Attached hereto as Exhibit G are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2000 and December 31, 2001 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the twelve (12) month period ended December 31, 2002 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes, if any, thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except, in the case of the Most Recent Financial Statements, for the absence of footnotes and subject to year-end adjustments), present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects).

         3.18 Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End and through the date hereof, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date and through the date hereof, except as set forth on Schedule 3.18, and except in connection with the transactions contemplated by this Agreement:

                  (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration or in the Ordinary Course of Business;

                  (b) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business (other than, in either case, (i) teaming agreements entered into in the Ordinary Course of Business, and (ii) the Fort Rucker Contract);

                  (c) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Company is a party or by which it is bound;

                   (d) the Company has not imposed any Liens (other than Permitted Liens) upon any of its assets, tangible or intangible;

                  (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

                  (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $25,000 in the aggregate, other than trade credit extended to the Company or in the Ordinary Course of Business;

                  (h) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (j) the Company has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

                  (k) there has been no change made or authorized in the Articles of Incorporation or By-laws of the Company (other than changes which arise automatically by virtue of changes in applicable law);

                  (l) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) the Company has not experienced any damage, destruction, or loss in excess of $25,000 (whether or not covered by insurance) to its property;

                  (o) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) the Company has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such agreement;

                  (q) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (r) the Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (s) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (t) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company;

                  (v) the Company has not discharged a material Liability or Lien outside the Ordinary Course of Business;

                  (w) the Company has not disclosed any Confidential Information outside the Ordinary Course of Business; and

                  (x) the Company has not committed to do any of the foregoing.

         3.19 Legal Compliance. Except as set forth on Schedule 3.19, the Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, and local governments (and all agencies thereof) (other than laws for which noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced and is presently pending against any of them alleging any failure so to comply.

         3.20 Employees. Except as set forth on Schedule 3.20, to the Knowledge of any of the Sellers, no executive, key employee, or group of employees has any plans to terminate employment with the Company immediately after the Closing. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Schedule 3.20 attached lists (i) all employment contracts to which the Company is a party; (ii) all profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, welfare, incentive plans or contracts (other than those Employee Benefit Plans referenced in Section 3.21); and (iii) all plans or agreements which constitute "fringe benefits" to the employees of the Company to which the Company is a party or by which it is bound (other than those Employee Benefit Plans referenced in Section 3.21). The Company is not in material default with respect to any of such agreements.

         3.21     Employee Benefits.

                   (a) Schedule 3.21 lists each Employee Benefit Plan that the Company maintains, to which the Company contributes or has any obligation to contribute, or with respect to which the Company has any material Liability or potential Liability.

                           (i) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) has been maintained, funded and administered materially in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (ii) All required reports and descriptions (including
                  annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) due before the date hereof have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                           (iii) All contributions (including all employer
                  contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan or accrued in accordance with past custom and practice.

                           (iv) Each such Employee Benefit Plan which is
                  intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and to the Company's Knowledge nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                           (v) The market value of assets under each such
                  Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) subject to Title IV of ERISA equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (vi) Sellers have delivered or made available to
                  Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that the Company and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential Liability:

                           (i) No such Employee Benefit Plan that is an Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or, in the case of an Employee Benefit Plan subject to Title IV of ERISA, been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           (ii) Except for events which could not reasonably be
                  expected to result in a material Liability of the Company, (A) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan, and (B) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of Sellers and the directors and officers (and employees with managerial responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (iii) The Company has not incurred, and none of
                  Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201).

                  (c) Neither the Company nor and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA ss.4201) under or with respect to any Multiemployer Plan.

                  (d) The Company does not maintain, contribute to or have an obligation to contribute to, or have any material Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for directors, officers or employees of the Company (or any spouse of other dependent thereof) following termination of employment or service other than in accordance with COBRA.

                  (e) The Company has met all antidiscrimination tests applicable to the Code Section 401(k) plans sponsored by the Company.


         3.22     Environmental, Health and Safety Matters.

                  (a) The Company has materially complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Company has obtained and materially complied with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities, the operation of its business and the performance of the relevant federal government contracts. The Company is not required to obtain any such permits, licenses and other authorizations .

                  (c) None of the Company or its Affiliates has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) To the Company's Knowledge, none of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (e) None of the Company or its Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called
"transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (g) None of the Company or any of its Affiliates has, either expressly or by operation of law, assumed or undertaken any material Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (h) No facts, events or conditions of which the Company has Knowledge relating to the past or present facilities, properties or operations of the Company or its Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.23     [Intentionally Omitted]

         3.24 No Conflict of Interest. None of the Sellers own, directly or indirectly, in whole or in part, any real or personal property, tangible or intangible, which the Company is presently using or the use of which is necessary for the business of the Company as presently conducted. The Company has not borrowed money from any of the Sellers, any of the officers or directors of the Company or any of their respective spouses, children or other family members, and none of such officers or directors of the Company has any claim of any nature against the Company (other than claims for obligations for business expense reimbursements and under employee benefit plans, programs and arrangements, or otherwise in relation to the employment relationship, with are not materially different in nature than obligations owed to employees of the Company generally). No officer or director of the Company, or any person in the family of or who is a partner of any officer or director of the Company, (a) has borrowed any money from the Company (other than expense advancement in the Ordinary Course of Business), or (b) has any material direct or indirect ownership interest in (i) any firm or corporation which sells products or services to the Company, (ii) or any other firm or corporation which is an Affiliate of the Company or with which the Company has a business relationship, or (iii) in any firm or corporation which competes with the Company (other than holdings of publicly traded equity securities of a firm or corporation constituting no more than one percent (1%) of such firm's or corporation's outstanding equity securities, and other than indirect holdings through publicly traded mutual funds or similar investment entities).

         3.25 Contract Billings, Notes and Accounts Receivable. Except as set forth on Schedule 3.25, all previously billed contracts and contract close out amounts are fully collectible, subject to audit by any applicable government authority. Except as set forth on Schedule 3.25, all notes and accounts receivable of the Company are reflected properly on the books and records of the Company, are valid, bona fide receivables arising from work actually performed, subject, to the Company's Knowledge, to no setoffs or counterclaims and are current and collectible in accordance with their terms at their recorded amounts, subject to audit by any applicable government authority and as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company.


         3.26     Tax Matters.

                  (a) Except as set forth on Schedule 3.26(a), the Company has filed all Tax Returns that it is required to file prior to the date hereof under applicable laws and regulations. All such Tax Returns are correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. Except as set forth on Schedule 3.26(a), all Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

                  (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Except as disclosed on Schedule 3.26(c), (A) no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company, and (B) the Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review,
(ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company. Schedule 3.26(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered or made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 1999.

                  (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than waivers and extensions that have expired and are no longer in effect.

                  (e) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any Liability for the Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) The Company is a "small business corporation" within the meaning of Section 1361(b) of the Code and has in effect a valid election under
Section 1362(a) of the Code. The Company does not have any "net unrealized built-in gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

         3.27 Compliance with Laws. The Company has in effect all federal, state and local permits and licenses required by any applicable regulatory authority and all other permits and licenses necessary for it to own, lease or operate its assets and to carry on its business as now conducted, other than permits and licenses which the failure to have in effect could not reasonably be expected to have a Material Adverse Effect on the Company. There has occurred no default under any such permit or license. The business of the Company as currently conducted complies in all material respects with all laws, orders, permits and licenses applicable to its business. Except as set forth on Schedule 3.27, The Company has complied with all applicable laws (including statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) the violation of which may reasonably be expected to have or does have, a Material Adverse Effect on the Company; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced (except as to actions commenced but not served upon the Company, such representation is limited to those of which the Company has Knowledge) alleging any failure so to comply. The foregoing includes, but is not limited to, all laws relating to the protection of the environment, laws relating to discrimination in the work place, laws relating to the use of proprietary computer software, and laws governing the reporting, withholding or payment of payroll, income, franchise or excise taxes.

         3.28 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         3.29 Undisclosed Liabilities. The Company does not have any Liability, except for (i) Liabilities set forth or reserved on the Most Recent Financial Statements, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, (iii) Liabilities not required by GAAP to be set forth or reserved on the Most Recent Financial Statements, (iv) Liabilities incurred in connection with the transactions contemplated by this Agreement, (v) Liabilities of a type covered by other representations and warranties contained in this Agreement, and (vi) Liabilities which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         3.30 Insurance. Schedule 3.30 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage on the date hereof:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect, subject to Bankruptcy Laws and Equitable Principles; (B) neither the Company nor, to the Company's Knowledge, any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, material modification, or acceleration of amounts due, under the policy; and (C) to the Company's Knowledge, no party to the policy has repudiated any provision thereof. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is currently engaged. The basis on which the liability and worker's compensation insurance policy premiums have been calculated were correctly presented to each insurer in all material respects, were not underestimated at the time of the presentation and are currently valid. There are no self-insurance arrangements affecting the Company.

         3.31 Intellectual Property. The Company does not own, possess or have the right to use pursuant to a valid and enforceable, written license, sublicense, agreement or permission any Intellectual Property registered with any Federal or state government authority, except as disclosed on Schedule 3.31, and except for commercially available "off-the-shelf" or "mass market" software.
         3.32 Litigation. The Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party or, to the Company's Knowledge, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. There are no actions, suits, proceedings, hearings, and investigations which could be reasonably expected to result in any Material Adverse Effect on the Company.

         3.33 Guaranties. The Company is not a guarantor or otherwise agreed to be liable for any Liability or obligation (including indebtedness) of any other Person.

         3.34 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is useable (and, in the case of finished goods, saleable) by the Company in the Ordinary Course of Business, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Balance Sheet as adjusted through the Closing Date in accordance with the past custom and practice of the Company.

         3.35 Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company does not have any material Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease, except as set forth in Schedule 3.35.

         3.36 Product Liability. The Company does not have any current Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         3.37 Business Continuity. None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company in the conduct of its business (collectively, the "Systems") have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve
(12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by the Company.

         3.38 Certain Business Relationships with the Company. None of Sellers, their Affiliates, and the Company's directors, officers, employees, and shareholders have been involved in any business arrangement or relationship with the Company within the past 12 months (other than incident to their status as employees of the Company and in accordance with the Company's employee policies and employee benefit plans, programs and arrangements).

         3.39 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         3.40 Sellers' Representations and Warranties. Each Seller represents and warrants to Buyer, with respect to itself only, as follows:

                  (a) This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and Equitable Principles.

                  (b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all requisite (including full corporate or other entity) action on the part of the Sellers.

                  (c) None of the Sellers has any obligation (contingent or otherwise), other than obligations created by this Agreement, to issue, sell, purchase, redeem or otherwise transfer, acquire, or reclassify any shares of the capital stock of the Company or any interest therein or any warrants or options with respect thereto.

                  (d) The execution, delivery and performance of and compliance with this Agreement by the Sellers and the sale and delivery of the Stock contemplated hereby do not and will not (a) violate (i) any provision of law applicable to the Sellers, (ii) any order of any court or other agency of government applicable to the Sellers, or any provision of any indenture, mortgage, agreement or other instrument to which any Seller is a party or by which it or any of its properties or assets are bound or may be affected, or (b) conflict with, result in a breach of or constitute a default (nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party) under any such indenture, mortgage, agreement or other instrument, or (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Sellers; except where such violation, conflict, breach, default, creation or imposition could not reasonably be expected to have a material adverse effect on the ability of the Sellers to sell and transfer the Stock to the Buyer and consummate the transactions contemplated hereby.

                  (e) The Sellers are the legal and beneficial owners of the Stock in quantities set forth opposite each Seller's name on Exhibit A attached hereto, free and clear of any liens, claims, pledges, encumbrances, charges, options and contractual restrictions of any kind or nature whatsoever (other than as arise pursuant to this Agreement). The Sellers have full, absolute and unrestricted right, and capacity to sell, transfer, assign and deliver the Stock to Buyer, and delivery of the Stock to Buyer will convey to Buyer good title to the Stock, free and clear of any liens, claims, pledges, encumbrances, charges, options or contractual restrictions of any kind or nature, except for Buyer Liens, and except as provided in this Agreement.

                  (f) Except those amounts as set forth on Schedule 3.9, the Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (g) Each Seller (A) understands that the Buyer Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Notes solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Notes, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Notes, and
(F) is an Accredited Investor.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Sellers that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement with respect to itself, except as set forth in the Schedules. The Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

      4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on Buyer. Buyer has the full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      4.2 Authorization. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and effectively authorized by all requisite (including full corporate or other entity) action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable relief.

      4.3 Consents. Other than as set forth on Schedule 4.3 attached hereto, no consent, approval or authorization of, or registration, qualification or filing with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Buyer, or the consummation by it of the transactions contemplated hereby. The execution, delivery and performance of and compliance with this Agreement by Buyer and the purchase and acceptance of the Stock contemplated hereby do not and will not (a) violate (i) any provision of law applicable to Buyer, (ii) any order of any court or other agency of government applicable to Buyer, (iii) the Charter or By-Laws of Buyer, or (iv) any provision of any indenture, mortgage, agreement or other instrument to which Buyer is a party or by which it or any of its properties or assets are bound or may be affected, or (b) conflict with, result in a breach of or constitute a default (nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party) under any such indenture, mortgage, agreement or other instrument; except, in the case of clause (a) (other than clause (iii) thereof) and (b), where such violation, conflict, breach, default, creation or imposition could not reasonably be expected to have a Material Adverse Effect on Buyer.

      4.4 SEC Reports. Each form, report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC on and after July 26, 2002 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "Buyer SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Buyer SEC Reports, as of the date on which such Buyer SEC Report was declared effective pursuant to the Securities Act or the date on which such Buyer SEC Report was filed pursuant to the Exchange Act, as applicable, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except as set forth in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Buyer and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since July 26, 2002, Buyer has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Buyer has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act or the Exchange Act.

      4.5 Material Adverse Effect. Since October 31, 2002, there has not occurred or arisen any event or events that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Buyer.

      4.6 Broker's Fees. Except those amounts as set forth on Schedule 4.6, Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      4.7      Investment.   Buyer represents and warrants to the Company and
the Sellers that:

               (a) The Stock to be purchased by Buyer hereunder are being acquired for investment for Buyer's own account, not as a nominee or agent or on behalf of any other persons or entities, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Buyer has no present intention of selling, granting any participation or interest in, or otherwise distributing the same.

               (b) Buyer has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Stock. In making its purchase hereunder, Buyer is not relying on any representations or statements of the Company or the Sellers other than as contained herein. Buyer further has had an opportunity to ask questions and receive answers from the Company and the Sellers regarding the terms and conditions of the purchase of the Stock and to obtain additional information (to the extent the Company or the Sellers possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Buyer or to which Buyer had access.

               (c) Buyer is an Accredited Investor.

               (d) Buyer understands that the Stock is characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Sellers in a transaction not involving a public offering and that, in addition to any restrictions on transfer provided hereunder or pursuant to the Securities Act, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.    PRE-CLOSING COVENANTS.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1 General. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver (unless such waiver is agreed to by the Party waiving), of the Closing conditions set forth in Sections 7 and 8 below).

         5.2 Notices and Consents. The Company shall give any notices to third parties required by the contracts to which it is a party in connection with the transactions contemplated hereby, and will use its reasonable best efforts to obtain any third party consents referred to in Section 3.14(c)(ii) above (the "Lease Consents"), and the items set forth on Schedule 3.12. Each of the Parties will (and Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the government contracts to which the Company is a party referred to in
Section 3.15 above.

          5.3 Operation of Business. Except as contemplated or required by this Agreement, the Company shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Buyer (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than distributions in connection with flow-through tax obligations of the Sellers made in the Ordinary Course of Business) or redeem, purchase, or otherwise acquire any of its capital stock or (ii) except as contemplated or required by this Agreement otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.18 above, other than as may be required to be taken by applicable law.

         5.4 Preservation of Business. The Company shall use its reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 Full Access. The Sellers and the Company, on the one hand, and Buyer, on the other hand shall permit representatives of the other party (including legal counsel and accountants) to have full access at all reasonable times, and in a reasonable manner so as not to interfere with the normal business operations of such Party to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         5.6 Notice of Developments. Until the Closing, each Party will give prompt written notice to the others of any material adverse development which, had it occurred prior to the date hereof would have been required to have been disclosed on the Schedules. Such Party shall prepare and deliver to the other parties any supplemental Schedules reflecting such development as such Party shall deem necessary in connection therewith. Any disclosure by any Party pursuant to this Section 5.6 shall be deemed to amend or supplement the Schedules, and shall cure any misrepresentation, breach of warranty, or breach of covenant, but shall not be effective for the purposes of Sections 7.1 or 8.1, as the case may be.

         5.7 Exclusivity. None of Sellers will (and Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided that, in response to an inquiry regarding such a transaction, the Company and the Sellers may reply that it is contractually prohibited from discussing or responding to such inquiry. None of Sellers will vote their shares of Stock in favor of any such acquisition. Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Maintenance of Real Property. Sellers will cause the Company to maintain the Real Property, including all of the improvements, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of Buyer.

         5.9 Leases. Sellers will not cause any of the Company's Leases to be amended, modified, extended, renewed or terminated (and the Company will not agree to any of the foregoing), and the Company shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, in each case except in the Ordinary Course of Business, without the prior written consent of Buyer.

         5.10 Tax Matters. Without the prior written consent of Buyer, except in the Ordinary Course of Business, the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date.

6.                         Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing.

         6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 9 below). Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 9 below).

         6.3 Transition. Except in furtherance of the Company's or Buyer's business or as directed by Buyer, none of Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of Sellers will refer all customer inquiries relating to the businesses of the Company to Buyer from and after the Closing.

         6.4 Confidentiality. Each Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement or in connection with any employment or consulting relationship between a Seller, on the one hand, and the Company and/or Buyer, on the other hand, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller in breach of this Section 6.4. Notwithstanding any provision in this Agreement to the contrary, each Seller may retain, for personal use and enjoyment, memorabilia, awards, gifts and similar items relating to his employment with the Company and Buyer, whether or not such items would constitute Confidential Information hereunder.

         6.5               [Intentionally Omitted]


         6.6 Buyer Notes. Each Buyer Note will be imprinted with a legend substantially in the following form:

                  The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of February, ____ 2003 (the "Purchase Agreement") among the issuer of this Note, the person to whom this Note originally was issued, and certain other persons. This Note was originally issued on February __, 2003, and has not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold or transferred in the absence of such registration or qualification or an exemption therefrom under the Securities Act or any such state securities laws which may be applicable. The sale or transfer of this Note is subject to certain restrictions set forth in the Purchase Agreement. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

                  The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred
                  to) pursuant to, and to the extent provided in, the Subordination Agreement dated February ___, 2003, made by the Subordinated Creditors and SCB Computer Technology, Inc., a Tennessee corporation (the "Obligor"), in favor of Foothill Capital Corporation, a California corporation, as arranger and administrative agent, all as referred to in such Subordination Agreement.

                  Each holder desiring to transfer a Buyer Note first must furnish Buyer with (i) a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to Buyer by reason of experience to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

         6.7   Code Section 338(h)(10) Election.

                  (a) Sellers and the Company shall make a joint election with Buyer under Code ss.338(h)(10) ("Section 338(h)(10)") and under any similar provisions of state law with respect to the purchase of the Stock (collectively, a "Section 338(h)(10) Election"). Sellers and Buyer shall cooperate in jointly preparing the Section 338(h)(10) Forms (as defined herein) to the extent such preparation has not been completed prior to the Closing and shall timely make any required filings and take any and all other actions necessary to effect the
Section 338(h)(10) Election; provided that, any such actions shall be at the sole cost and expense of Buyer, and Buyer shall promptly reimburse the Sellers for all reasonable costs and expenses (including professional fees) incurred in connection with the preparation and filing of the forms, Tax Returns, schedules and other documents necessary for making any Section 338(h)(10) Election.

                  (b) Buyer and Sellers agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) in a manner consistent with the fair market value of such assets, as shown on
Schedule 6.7 (the "Allocations"), as such Schedule has been prepared by the Buyer. Each of the parties hereto shall prepare all Tax Returns (including
Section 338(h)(10) Forms) in a manner consistent with the Allocations.

                  (c) Sellers will take no position on any Tax Return after the Closing Date that would materially and adversely affect the Company or Buyer, and the Buyer and the Company will take no position on any Tax Return after the Closing Date that would materially and adversely affect any Seller, except in each case as required by law or court order.

                  (d) Buyer and Sellers agree to cooperate with and provide one another with all information for periods prior to or after the Closing Date that is relevant in preparing the tax returns pertaining to the Company or the Sellers. Sellers, on the one hand, and Buyer on the other, agree to furnish or cause to be furnished to each other upon request, as promptly as practicable, such information (including books, records and returns) pertinent to the Company or the Sellers, and shall preserve all such information in accordance with its generally applicable record retention policies.

         6.8 Stock Options. Promptly, but in no event more than twenty (20) days after the Closing, Buyer shall grant to the individuals listed on Exhibit H non-qualified stock options to purchase 100,000 shares of Buyer's common stock. The exercise price of the stock options will be equal to the closing sale price of Buyer's common stock on the grant date as reported on the OTC Bulletin Board. The stock options issued to Douglas J. Lising shall vest and become exercisable one year after the grant date. The stock options issued to the individuals other than Douglas J. Lising shall vest and become exercisable in four equal annual installments of 25,000 shares beginning one year after the grant date. All of the stock options shall be exercisable for a term of 10 years from the grant date and will be issued under the Buyer's existing stock option plan. The agreements evidencing such options shall be in the form attached hereto as Exhibit H.

         6.9 Car Leases. The Company shall make all periodic lease payments pursuant to the Motor Vehicle Lease Agreement, dated as of February 15, 2002, by and between Checkered Flag Lynnhaven and the Company (the "BMW Lease") and the Closed-End Vehicle Lease Agreement, dated as of September 25, 2002, by and between William Honda, Inc. and the Company (the "Honda Lease") and, together with the BMW Lease, the "Car Leases") promptly when due; provided that Douglas
J. Lising shall be responsible for all other expenses and other obligations relating to the Car Leases, including, but not limited to, related insurance payments and mileage penalties (but excluding any amounts incurred as a result of a breach or violation of any Car Lease by the Company). In addition, Douglas
J. Lising shall add the Company and Buyer as additional insureds to the related insurance policies covering the Car Leases.

         6.10 Contract Expansions. Sellers shall use their reasonable best efforts to deliver contract expansions on the Fort Rucker and Carlisle Barracks contracts identified on Schedule 3.15.

7.       CONDITIONS TO CLOSING OF BUYER.

Unless expressly waived in a writing executed on behalf of Buyer, the obligations of Buyer to purchase and pay for the Stock at the Closing and to perform its other obligations which are required to be performed at the Closing are subject to the fulfillment before the Closing Date of the following conditions:

         7.1 Representations and Warranties Correct. The representations and warranties made by each of the Company and the Sellers in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of the Closing Date (except for representations and warranties made on and as of a specific date, which shall be true and correct in all material respects on and as of such date), and the Company and the Sellers, respectively, shall have certified to such effect to Buyer in writing.

         7.2 Performance. All covenants and agreements contained in this Agreement to be performed or complied with by Sellers on or prior to the Closing Date shall have been performed or complied with in all material respects, and Sellers shall have certified to such effect to Buyer in writing.

         7.3 Delivery of Projections. The Company shall have prepared and delivered to Buyer reasonable, good-faith projections of the Company's revenue and EBITDA for each of the three years ending December 31, 2005. Buyer expects that the Company's projected revenue and EBITDA for each of the three years will be equal to or greater than $38,200,000 and $2,871,000, respectively. In connection with the delivery of such projections, Buyer understands and agrees that (i) the Company projections were not prepared with a view towards compliance with published guidelines of the American Institute of Certified Public Accountants or GAAP, (ii) the Company projections necessarily make numerous assumptions with respect to industry performance, general business, economic and political conditions, taxes, and other matters, many of which are beyond the Company's control and which may not prove to be correct; (iii) the Company projections involve certain risks and uncertainties, including risks and uncertainties faced by Buyer which could cause the Company's actual results to differ materially from those projected in, or inferred by, the Company projections; and (iv) in delivering such projections to Buyer, the Company is not making any representation or warranty or guarantee that the Company projections will be achieved.

         7.4 Financing. Buyer shall obtain adequate financing for the transaction, including (a) a term loan of approximately $6,000,000 and (b) an increase of approximately $3,200,000 in the borrowing base under Buyer's existing revolving loan as a result of the addition of the Company's eligible accounts receivable to the borrowing base.

         7.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Buyer and its counsel.

         7.6 No Adverse Developments. Since the date hereof, there shall have occurred no Material Adverse Effect on the Company.

         7.7 Regulatory Approvals. All consents of, filings and registrations with, and notifications to, all regulatory authorities required in connection with the purchase and sale of the Stock shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

         7.8 Consents. Except as otherwise consented to in writing by Buyer, all necessary material consents set forth on Schedule 3.6 or 3.12 hereto of any other third party to the transactions contemplated by this Agreement shall have been obtained, in writing in form and substance reasonably satisfactory to Buyer.

         7.9 Legal Proceedings. No court or government or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         7.10 Delivery of Exhibits. All exhibits, schedules and other documents required to be attached to this Agreement or delivered hereunder shall be delivered or attached to this Agreement and updated prior to the Closing Date.

         7.11 Employment Agreements. The Company and Douglas J. Lising and Michael Lebofsky shall each have entered into an employment agreement in the form attached hereto as Exhibit D (the "Employment Agreement").

         7.12 Brokers' Fees. Sellers shall pay the fees and expenses of Aronson Capital Advisors, LLC and all other accountant, attorney and related broker fees and expenses they owe at Closing.

         7.13 Delivery of Other Documents. Sellers shall deliver such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller on or prior to the Closing, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of this Agreement.

         7.14 Car Leases. Douglas J. Lising shall have paid to the Company an amount in cash equal to the aggregate monthly payments remaining under the Car Leases.

         7.15 Execution of Accredited Investor Agreements. The Sellers shall have each executed an Accredited Investor Agreement in a form satisfactory to Buyer and Buyer's counsel.

         7.16 Opinion of Counsel. The Company shall deliver to Buyer an opinion from counsel to the Company, dated as of the closing, and addressed to Buyer as to the matters set forth on Exhibit E hereto.

         7.17 Good Standing Status. The Company shall be in good standing, or the equivalent, pursuant to the laws of each state or jurisdiction in which it is qualified to do business.

8.       CONDITIONS TO CLOSING OF SELLERS.

Unless expressly waived in a writing executed on behalf of the Company or the Sellers, Sellers' obligations to sell the Stock at the Closing, and the Sellers' and the Company's other obligations to be performed at Closing, are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         8.1 Representations and Warranties Correct. The representations and warranties made by Buyer in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of said date (except for representations and warranties made on and as of a specific date, which shall be true and correct in all material respects on and as of such date), and Buyer shall have certified to such effect to the Company and Sellers in writing.

         8.2 Performance. All covenants and agreements contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects, and Buyer shall have certified to such effect to the Company and Sellers in writing.

         8.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Sellers, the Company and its counsel.

         8.4 Delivery of Cash, Notes and Stock Options. Buyer shall deliver to Sellers the cash and notes constituting the Closing Purchase Price as specified in Section 2.2. Buyer shall have executed and delivered the stock options to the grantees thereof as specified in Section 6.8.

         8.5      No Adverse Developments.   Since the date hereof, there shall
have been no Material Adverse Effect on Buyer.

         8.6 Regulatory Approvals. All consents of, filings and registrations with, and notifications to, all regulatory authorities required in connection with the purchase and sale of the Stock shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

         8.7 Consents. Except as otherwise consented to in writing by the Company and the Sellers, all necessary material consents set forth on Schedule
4.3 of any other party to the transactions contemplated by this Agreement shall have been obtained, in writing in form and substance reasonably satisfactory to the Company and the Sellers.

         8.8 Legal Proceedings. No court or government or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         8.9      Employment Agreement.   Buyer shall have entered into the
Employment Agreements.

         8.10 Delivery of Other Documents. Buyer shall deliver such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of this Agreement.

         8.11 Brokers' Fees. Buyer shall pay the fees and expenses of Franklin Hamilton LLC at Closing.

         8.12 Trustees; Guarantees. Douglas J. Lising and Rene E. Miyamoto-Lising shall have been removed, and Buyer shall have substituted an appropriate Person or Persons, as Trustees under the Company's 401(k) Plan, and Douglas J. Lising and Rene E. Miyamoto-Lising shall have been removed from all personal guarantees executed in connection with Company obligations, or all such guarantees shall have been terminated.

         8.13 Opinion of Counsel. The Buyer shall deliver to Sellers an opinion from counsel to the Buyer, dated as of the closing, and addressed to Sellers as to the matters set forth on Exhibit F hereto.

9.        INDEMNIFICATION.

         9.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until the date which is eighteen (18) months after the Closing Date, except for acts of Fraud by the Parties and those representations and warranties of the Parties in
Section 3.26 pertaining to Taxes, which shall survive the Closing hereunder until the expiration of the applicable statute of limitations.

         9.2 Indemnification Provisions for Buyer's Benefit. From and after the Closing, in the event (i) any Seller has breached any of his representations, warranties, and covenants contained herein, (ii) the Company has breached any of its representations, warranties and covenants contained herein, or (iii) the Company becomes subject to any liability as a result of the Company's not being in compliance with the requirements of good standing (or its equivalent) for all of the jurisdictions in which the Company conducts business, including filing and tax liabilities (other than filing fees, taxes and other similar charges for which payments have been made or sent prior to Closing) and, provided that Buyer makes a written claim for indemnification against any Seller pursuant to Section
11.5 below within the survival period pursuant to Section 9.1 above, then Douglas J. Lising shall be obligated jointly and severally and Michael Lebofsky shall be obligated severally, but not jointly, (in accordance with the pro rata portion of the Stock held by Michael Lebofsky immediately prior to Closing), to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer suffers resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         9.3 Indemnification Provisions for Sellers' Benefit. From and after the Closing, in the event Buyer has breached any of its representations, warranties, and covenants contained herein and, provided that any Seller makes a written claim for indemnification against Buyer pursuant to Section 11.5 below within the survival period pursuant to Section 9.1, then Buyer shall indemnify each Seller from and against the entirety of any Adverse Consequences either or both of the Sellers suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach.


         9.4      Matters Involving Third Parties.

                   (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not primarily seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and
(E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(b), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 9(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith except that the consent of the Indemnifying Party (which shall not be unreasonably withheld) shall be required with respect to any judgment or settlement which does not provide for the unconditional release of the Indemnifying Party), and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided (but subject to the limitations set forth in) in this Section 9.

         9.5 Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

         9.6 Recoupment Under Buyer Notes. The indemnification provisions of this Section 9 shall constitute the sole and exclusive remedy of the Parties for all claims arising from, relating to, or in connection with this Agreement and the transactions contemplated hereby (other than claims finally determined by a court of competent jurisdiction to arise from Fraud and Taxes, other than claims arising under or relating to the Employment Agreements, the Buyer Notes, or any Adjustment Amounts, which may, but need not be asserted as indemnity claims hereunder, and other than any claims for specific performance or injunctive relief). Except for indemnification claims finally determined by a court of competent jurisdiction to arise from Fraud and Taxes, for any other indemnification to which Buyer is entitled under this Agreement as a result of any Adverse Consequences it may suffer (other than indemnification for claims arising under or related to the Employment Agreements, the Buyer Notes, or any Adjustment Amounts), the Buyer's sole and exclusive remedy for obtaining such indemnification shall be by setoff against principal amounts then outstanding under the Buyer Notes, which shall be effected after the determination (by agreement between the Buyer and the Sellers or by final, non-appealable judgment of a court of competent jurisdiction) that Buyer is entitled to indemnity hereunder and by notifying the Sellers that Buyer is reducing the principal amount outstanding under the Buyer Notes. Any such reduction in the principal amount of the Buyer Note (i) shall affect the timing and amount of payments required under the Buyer Note by being allocated first to the last payment due under the Buyer Notes, then to each previous payment in turn until the setoff amount is satisfied in full (or the amounts due under the Note are reduced to zero), and (ii) shall be allocated among the Buyer Notes pro rata in proportion to the principal amount of each Buyer Note then outstanding. The aggregate amounts to be paid by either Buyer or Sellers, respectively, to the other under
Section 9 shall be limited to $1,750,000 for any claim under this Section 9 made on or before December 31, 2003, and shall be limited to the outstanding principal amounts of the Buyer Notes for any claim under this Section 9 made during the time period after December 31, 2003 (the "Cap"); provided that, amounts paid in indemnification with respect to (i) the Buyer Notes, (ii) the Employment Agreements, (iii) any Adjustment Amounts, and (iv) Fraud or Taxes shall not be subject to, and shall not be counted towards, the Cap.

         9.7 Other Indemnification Provisions. Each Seller hereby agrees that he, she, or it will not make any claim for indemnification against the Company by reason of the fact that he, she, or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) as to which Buyer is entitled to indemnification hereunder.

         9.8      Limitations.

                  (a) Except for Adverse Consequences finally determined by a court of competent jurisdiction to arise from Fraud or Taxes, no Party shall be entitled to any indemnification for Adverse Consequences under this Agreement, unless and until the aggregate amount of Adverse Consequences exceeds $150,000, in which case such Party shall only be entitled to the amount of Damages in excess of $150,000 (the "Deductible"); provided that, claims for Adverse Consequences based upon (i) Buyer's failure to pay the Closing Purchase Price,
(ii) Buyer's failure to pay any Adjustment Amount owed to the Seller, (iii) Sellers' failure to pay any Adjustment Amount owed to Buyer, or (iv) the Buyer Notes or the Employment Agreements, shall not be subject to the foregoing limitation.

                  (b) The amount of Adverse Consequences
suffered by any Indemnified Party shall be reduced by an amount equal to any insurance recovery received by such Indemnified Party with respect to such Adverse Consequences and shall be determined on an "After-Tax Basis". The term "After-Tax Basis" means that the amount of the Adverse Consequences shall be determined with due regard to the effect on amount or timing of the Indemnified Party's Tax liabilities of both (i) the incurrence of such Adverse Consequences
 (such as the effect of an income tax deduction allowable for such Adverse Consequences or an reduction in taxable income in a different taxable period correlative to an increase in Tax liability which gives rise to the Adverse Consequences) and (ii) the receipt by the Indemnified Party of any payment against such Adverse Consequences (such as the effect of inclusion of such payment in income of the Indemnified Party).

                  (c) No Seller shall be obligated to pay any amounts for indemnification hereunder for any Adverse Consequences incurred by Buyer which  relate to any Liabilities  for which  reserves  exist on the Final
  Balance Sheet until, and solely to the extent that, the amount of such Adverse Consequences exceeds the amount of such reserves.

                  (d)  Notwithstanding any provision contained herein to the contrary,  no  Indemnified  Party  shall  be  entitled  to  indemnification hereunder with respect to a breach by an Indemnifying Party of any representations or warranties hereunder of which such Indemnified Party had Knowledge (based upon written information delivered to, received by or in the possession of the Indemnified Party relating to the facts or circumstances constituting, evidencing or otherwise relating to the breach) on the date hereof.

         9.9 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

                  (a) The Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all of the Company's Tax Returns for periods beginning on or before the Closing Date, that are first required to be filed after the Closing Date. Such Tax Returns (A) shall be prepared in a manner consistent with the prior practice of the Company unless otherwise required by applicable Tax laws, and (B) shall be provided to Sellers at least 30 days prior to the due date for filing such return (or, if required to be filed within 30 days of the Closing, as soon as possible following the Closing). Sellers shall have the right, prior to filing, to review and approve such Tax Return and to direct the adoption of any reasonable position thereon. For this purpose, a position shall be deemed reasonable if it has a "reasonable basis", as defined in Section 6662 of the Code.

                  (b) Buyer shall prepare or caused to be prepared and timely file or caused to be timely filed all Tax Returns for the Company for periods which begin and end after the Closing Date.

                  (c) Cooperation on Tax Matters.

                           (i) Buyer, the Company, and Sellers shall cooperate
                  fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, Buyer and Sellers agree (A) to retain all books and records with respect to Tax matters (including, without limitation, Tax Returns) pertinent to the Company and the Sellers relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to maintain the normal corporate record retention policies of the Buyer then in effect.

                            (ii) Buyer and Sellers further agree, upon request,
                  to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii) Buyer and Sellers further agree, upon request,
                  to provide the other party with all information that either party may be required to report pursuant to Code ss.6043 and all Treasury Regulations promulgated thereunder.

                  (d) Tax Sharing Agreements. All income Tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                  (e) Audits and Contests Regarding Taxes. Any party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company which may give rise to liability of other parties hereto, shall promptly notify such other parties within fifteen (15) days of the receipt of such notice. The parties each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a liability of such other parties (including indemnity obligations hereunder). Sellers shall have the right to represent the Company's interests in any Tax audit or administrative or judicial proceeding and to employ counsel of their choice, but reasonably satisfactory to Buyer, at their expense, but only to the extent such audit or other proceeding pertains to Tax periods ending on or before the Closing Date. Buyer shall have the right to participate in such proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such proceeding which does not effect a potential liability of Sellers. Both Buyer and Sellers shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a Tax period that includes but does not end on the Closing Date. Except as provided in this
Section 9.9(e), the provisions of Sections 9.4 including the provisions therein addressing settlement authority, shall govern the manner in which Tax audit or administrative or judicial proceedings are resolved.

                  (f) Tax Elections; Amended Returns. Except in connection with an audit resolved pursuant to Section 9.9(e) of this Agreement, no Party may amend a Tax Return of the Company, or file or amend any Tax election of the Company, in each case, with respect to a taxable period beginning before the Closing Date without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

                  (g) Refund Claims. To the extent any determination of Tax liability of the Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended Tax Return or otherwise, results in any refund or credit of Taxes paid attributable to any period (or portion thereof) which ends on or before the Closing Date, Buyer shall promptly pay any such refund, and the interest actually received thereon, to Sellers upon receipt thereof by Buyer.

                  (h) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Sellers will join in the execution of any such Tax Returns and other documentation.

          9.10 Indemnification Exclusions. Anything to the contrary in this
Section 9 notwithstanding, (a) indemnity claims made with respect to (i) clause
(iii) of Section 9.2 hereof, and (ii) any liability arising out of Douglas J. Lising's breach of Section 6.9 shall be specifically excluded from, and shall not count towards, the Deductible or the Cap, or be limited by the time restrictions in Section 9.1 hereof, and (b) no Seller shall be liable for any Fraud committed by the other Seller or any other person or entity under this
Section 9.

10.         TERMINATION.

         10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer, on the one hand, or the Company or the Sellers, on the other hand if a material breach of any provision of this Agreement has been committed by the other and such breach has not been cured (to the extent curable) within 10 days after notice thereof or waived;

                  (b) (i) by Buyer if any of the conditions in Section 7 have not been satisfied as of January 31, 2003 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date; or (ii) by the Company or the Sellers, if any of the conditions in Section 8 have not been satisfied as of January 31, 2003 or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Sellers to comply with their obligations under this Agreement) and the Company or the Sellers, as the case may be, have not waived such condition on or before the Closing Date;

                  (c) by mutual written consent of Buyer, the Company and the Sellers; or

                  (d) by either Buyer, the Company or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 6, 2003.

         10.2 Effect of Termination. Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement, and the exercise of a right of termination will not be an election of remedies hereunder. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate (other than the provisions of Sections 10.2 and 11, which shall survive any such termination); provided, however, that if this Agreement is terminated by a party because of the knowing and intentional breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's knowing and intentional failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

11.      MISCELLANEOUS.

         11.1 Governing Law. This Agreement shall be governed as to all matters by, and construed in accordance with the laws of the State of Tennessee, excluding any other laws that might apply pursuant to its conflict of laws rules. This Agreement is performable in Memphis, Shelby County, Tennessee. Exclusive venue for any dispute arising with respect to this Agreement shall be Memphis, Tennessee. The Sellers accept the exclusive jurisdiction of any court of competent jurisdiction in Memphis, Tennessee, and irrevocably waive, to the fullest extent permitted by law, any objection that they may have or hereafter have to the laying of the venue of any suit, action or proceeding relating to the terms of this Agreement brought in a court of competent jurisdiction in Memphis, Tennessee, and waive any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         11.2 Assignment. This Agreement shall not be assignable by any party without the written consent of the other parties hereto; provided, however, that this prohibition shall not apply to (i) any assignment by Buyer by operation of law, or (ii) any assignment by Buyer to its lenders, as collateral for security purposes under Buyer's existing credit facility.

         11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, personal representatives and assigns.

         11.4 Entire Agreement; Amendment. This Agreement, together with the Nondisclosure Agreement, dated as of October 7, 2002, by and between the Company and Buyer (the "NDA") and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, superseding all negotiations, prior discussions, the letter of intent dated November 27, 2002, as amended, provided to Sellers by Buyer and preliminary agreements (other than the NDA, which shall survive the execution and delivery of this Agreement but shall expire at the Closing). The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the party sought to be bound thereby.

         11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or upon deposit with FedEx, by Priority Overnight Delivery, or otherwise delivered by hand or by messenger, addressed:

      As to Sellers:            Douglas J. Lising
                                29 River Road
                                Newport News, Virginia 23601

                                Michael Lebofsky
                                26 W. Dry Creek Circle
                                Littleton, Colorado  80120

      With a copy to:           Shaw Pittman LLP
                                1650 Tysons Boulevard, 14th Floor
                                McLean, Virginia 22102
                                Attention: Greg Giammittorio

                                and

                                Stein & Smith, P.C.
                                740-F Thimble Shoals Blvd.
                                Newport News, Virginia 23606
                                Attention:  Bennett L. Stein

      As to the Company:        Remtech Services, Inc.
                                804 Middle Ground Boulevard, Suite A
                                Newport News, Virginia 23606
                                Attention:  Douglas J. Lising


      With a copy to:           Shaw Pittman LLP
                                1650 Tysons Boulevard, 14th Floor
                                McLean, Virginia 22102
                                Attention: Greg Giammittorio

                                and

                                Stein & Smith, P.C.
                                740-F Thimble Shoals Blvd.
                                Newport News, Virginia 23606
                                Attention:  Bennett L. Stein

      As to Buyer:              SCB Computer Technology, Inc.
                                3800 Forest Hill-Irene Road, Suite 100
                                Memphis, Tennessee 38125

                                Attention:  Michael J. Boling,
                                Executive Vice  President - Finance and
                                Administration;
                                Chief Financial Officer and Treasurer

      With a copy to:           Burch, Porter & Johnson, PLLC
                                130 North Court Avenue
                                Memphis, Tennessee  38103
                                Attention: Jay H. Lindy

Any Party may change the address to which such notices shall be delivered by delivering notice in accordance with this Section 11.5 to all other Parties setting forth such Party's new address.


         11.6     [Intentionally Omitted]

         11.7 Expenses. Each party shall bear his or its own expenses and legal fees incurred on his or its behalf with respect to this Agreement and the closing of the transactions contemplated hereby. The Buyer shall be responsible for and pay the fees and expenses of Franklin Hamilton LLC, and the Sellers will be responsible for and pay the fees and expenses of Aronson Capital Advisors, LLC.

         11.8 Titles and Subtitles. The titles of the Sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11.10 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

         11.11 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

         11.12 Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

         11.13 Litigation Costs. The parties agree that if any party hereto is held by any Court of competent jurisdiction to be in violation, breach or non-performance of any of the terms of this Agreement, said party shall pay all costs of such action or suit, including reasonable attorney's fees, incurred by the prevailing party in bringing or defending such action or suit.

         11.14 Further Assurances. Each party hereto agrees to execute and deliver all further instruments and documents, and to take all further action, as any other party hereto may reasonably request, in order to implement, carry out and give effect to the provisions and purposes of this Agreement and the transactions contemplated herein.

         11.15 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to consult with and obtain the approval of the other Parties prior to making the disclosure).

         IN WITNESS WHEREOF, Sellers, the Company and Buyer have executed and delivered this Agreement as of the day and year first above written.


                                                  SELLERS:


                                                  By:/s/Douglas J. Lising
                                                    --------------------------
                                                          Douglas J. Lising


                                                  By:/s/Michael Lebofsky
                                                     --------------------------
                                                   Michael Lebofsky



                                                  THE COMPANY:

                                                  REMTECH SERVICES, INC.


                                                  By:/s/Douglas J. Lising
                                                     --------------------------
                                                 Title: President



                                                  BUYER:

                                                  SBC COMPUTER TECHNOLOGY, INC.


                                                  By:/s/Michael J. Boling,
                                                     --------------------------
                                                  Title:Executive Vice President
                                                  - Finance and Administration;
                                                  Chief Financial Officer and
                                                  Treasurer

EXHIBIT / SCHEDULES INDEX

Exhibit A       -   Company Shareholders of Record and Quantities of Stock Held
Exhibit B       -   Form of Buyer Note
Exhibit C       -   Form of Sellers' Releases
Exhibit D       -   Form of Employment Agreement
Exhibit E       -   Form of Opinion of Sellers' Counsel, Shaw Pittman LLP
Exhibit F       -   Form of Opinion of Buyer's Counsel, Burch, Porter & Johnson,
                    PLLC
Exhibit G       -   The Company's Financial Statements
Exhibit H       -   Individuals Receiving Stock Options and Form Option
                    Agreement

Schedules:

 Schedule 3.3          - Good Standing; Officers and Directors of Company
 Schedule 3.6          - Default
 Schedule 3.9          - Broker's Fees Owed by Company and Sellers
 Schedule 3.10         - Intellectual Property Intangibles Owned by Company
 Schedule 3.12         - Consents - Sellers/Company
 Schedule 3.13(a)      - Personal Property Assets Owned by Company
 Schedule 3.13(b)      - Personal Property Assets Leased by Company
 Schedule 3.13(c)      - Title defects and Encumbrances for Personal Property
                         Assets
 Schedule 3.14(b)      - Leased Real Property
 Schedule 3.14(c)      - Exceptions to Leases
 Schedule 3.15(a)      - Federal Government Contracts
 Schedule 3.15(b)      - Breaches or Defaults under Federal Government Contracts
 Schedule 3.15(d)      - Exceptions to Compliance and Fees for Federal
                         Government Contracts
 Schedule 3.16(a)      - Other Contractual Obligations
 Schedule 3.18         - Events Subsequent
 Schedule 3.19         - Legal Compliance
 Schedule 3.20         - Employee Matters
 Schedule 3.21         - Employee Benefit Plans
 Schedule 3.22         - Environmental Matters
 Schedule 3.25         - Contract Billings, Notes, and Accounts Receivable
 Schedule 3.26(c)      - Tax Matters
 Schedule 3.26(e)      - Tax Agreements
 Schedule 3.27         - Compliance with Laws
 Schedule 3.30         - Insurance
 Schedule 3.31         - Intellectual Property
 Schedule 3.33         - Guaranties
 Schedule 3.35         - Product Warranties
 Schedule 4.3          - Consents - Buyer
 Schedule 4.6          - Broker's Fees Owed by Buyer
 Schedule 6.7          - Form of Purchase Price and Liability Allocation